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                                                                     EXHIBIT 3.4

                           UNANIMOUS WRITTEN CONSENT
                         OF THE BOARD OF DIRECTORS OF
                            MANNATECH, INCORPORATED


     The undersigned, being all of the members of the Board of Directors (the "Board") of Mannatech, Incorporated, a Texas corporation (the "Corporation"), do hereby waive notice and consent that when they shall have signed this consent, or identical counterparts hereof, the following resolutions shall then be deemed to be adopted, to the same extent and with the same force and effect as if adopted by a unanimous vote at a formal meeting of the Board duly called and held for the purpose of acting upon the proposal to adopt such resolutions, all in accordance with Article 9.10(B) of the Texas Business Corporation Act:


Amendment to Bylaws


     WHEREAS, Article IX of the Corporation's Second Amended and Restated Bylaws, as amended, (the "Bylaws") vests the Board with the power to amend certain Bylaws;

     WHEREAS, Article II, Section 3 of the Bylaws currently requires that an annual meeting of shareholders be held within 13 months of the most recent annual meeting of shareholders; and

     WHEREAS, the Board deems it to be in the best interests of the Corporation to amend and restate Article II, Section 3 of the Bylaws;

     RESOLVED, that Article II, Section 3 of the Bylaws is deleted in its entirety and is replaced by the following:

     "SECTION 3. ANNUAL MEETINGS. An annual meeting of the shareholders, for the election of directors to succeed those whose terms expire and for the transaction of other business as may properly come before the meeting, shall be held at such place, within or without the State of Texas, on such date and such time as the Board of Directors shall fix and set forth in the notice of the meeting, which date shall be within 180 days subsequent to the end of the Corporation's most recent fiscal year."


General Resolution


     RESOLVED, that the proper officers of the Corporation hereby are severally authorized and empowered to sign, execute, certify to, verify, acknowledge, deliver, accept, file, and accord any and all instruments, agreements, and documents, and to take, or cause to be taken, any and all actions, in the name and on behalf of the Corporation or otherwise, as any such officer shall,
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in such officer's sole discretion, deem necessary or desirable and in the best interest of the Corporation in order to effect the foregoing resolutions, and in order to carry out the purposes of the foregoing resolutions, and such officer's signature, or such actions taken by such officer, shall be conclusive evidence that such officer did deem same to be necessary or desirable and in the best interest of the Corporation in order to effect such purposes.


                           [Signature Page Follows]

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     IN WITNESS WHEREOF, the undersigned do hereby execute this unanimous consent to be effective as of this 22ND day of February 22, 2000.



                                     /s/ CHARLES E. FIORETTI
                                     --------------------------------
                                     Charles E. Fioretti, Director


                                     /s/ SAMUEL L. CASTER
                                     --------------------------------
                                     Samuel L. Caster, Director


                                     /s/ ANTHONY E. CANALE
                                     --------------------------------
                                     Anthony E. Canale, Director


                                     /s/ STEVEN A. BARKER
                                     --------------------------------
                                     Steven A. Barker, Director


                                     /s/ CHRIS T. SULLIVAN
                                     --------------------------------
                                     Chris T. Sullivan, Director


                                     /s/ JAMES M. DOYLE JR.
                                     --------------------------------
                                     James M. Doyle, Jr., Director


                                     /s/ TERRY L. PERSINGER
                                     --------------------------------
                                     Terry L. Persinger, Director

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